    As filed with the Securities and Exchange Commission on August 28, 1996

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             _____________________

                               DBT ONLINE , INC.
               (Exact name of issuer as specified in its charter)

             Pennsylvania                              85-0439411
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation organization)


                        5550 W. Flamingo Road, Suite B-5
                            Las Vegas, Nevada 89103
                    (Address of principal executive offices)

           PATLEX CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
            1991 STOCK OPTION PLAN OF AUTOFINANCE GROUP, INC.("AFG")
              1989 STOCK OPTION AND PERFORMANCE AWARD PLAN OF AFG
                           (Full title of the plans)

                              J. Henry Muetterties
                 Vice President, Secretary and General Counsel
                                DBT Online, Inc.
                        5550 W. Flamingo Road, Suite B-5
                            Las Vegas, Nevada 89103
                    (Name and address of agent for service)

                                 (702) 257-1112
         (Telephone number, including area code, of agent for service)
                            _______________________

                                    Copy to:
                               STEPHEN M. GOODMAN
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

     Title of securities           Amount to be          Proposed maximum        Proposed maximum            Amount of
       to be registered             registered            offering price         aggregate offering       registration fee
                                                           per share(3)               price(3)
        Common Stock,               900,000(1)                $40.75                $37,973,010              $13,094.14
   par value $.10 per share          31,853(2)

(1) Represents shares that may be offered or sold pursuant to the Patlex Corporation Amended and Restated Stock Option Plan.

(2) Represents shares issuable upon exercise of options granted pursuant to the 1989 Stock Option and Performance Award Plan of AutoFinance Group, Inc. ("AFG") and 1991 Stock Option Plan of AFG, which, upon exercise, entitle the holder thereof to receive one share of DBT Online Common Stock for every eight shares of AFG Common Stock issuable upon exercise of such options

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee based on the bid price for Patlex Common Stock in the when-issued trading market.

(4) Calculated pursuant to Section 6(b) as follows: 1/29 of one percent of the maximum aggregate offering price.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by DBT Online, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                             (a) The Company's Registration Statement on Form S-4, filed pursuant to the Securities Act of 1933, as amended, which Registration Statement became effective July 22, 1996.

                             (b) The Company's Registration Statement on Form S-4, filed pursuant to Rule 429 under the Securities Act of 1933, as amended, which Registration Statement became effective August 16, 1996.

                             (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the last fiscal period covered by the Registration Statement referred to in (a) above.

                             (d) The description of the Common Stock of the Company contained in the Registration Statements referred to in (a) and (b) above, including any amendment or report filed for the purpose of updating such description.

                    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                    Experts

                    The financial statements of Patlex Corporation at June 30, 1995 and 1994 and for each of the two years in the period ended June 30, 1995 and the balance sheet of Patlex Holdings, Inc. at April 11, 1996 appearing in the Registration Statements of Patlex Holdings, Inc. described in paragraphs
(a) and (b) above, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents and incorporated by reference will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                    The financial statements of Database Technologies, Inc. as of December 31, 1995 and for the year then ended, incorporated in this Registration Statement by reference to the Registration Statements described in paragraphs (a) and (b) above, have been audited by Deloitte & Touche LLP, independent certified public accountants, as stated in their report which is incorporated herein by reference and have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    The financial statements of Database Technologies, Inc. as of and for the year ended December 31, 1994, incorporated in this Registration Statement by reference to the Registration Statements described in parargraphs
(a) and (b) above, have been audited by Ahearn, Jasco + Company, P.A., independent certified public accountants, as stated in their report appearing in the Registration Statements described in paragraphs (a) and (b) above and incorporated herein by reference and have been so included in reliance upon the authority of said firm as experts in accounting and auditing.


ITEM 4.  DESCRIPTION OF SECURITIES.

                    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                    Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides the Company the power to indemnify any officer or director acting in his capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

                    The Bylaws of the Company provide a right to indemnification to the full extent permitted by law, for expenses (including attorney's fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer or employee of the Company or, at the request of the Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws of the Company provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

                    The Bylaws of the Company authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board so determines, purchasing and maintaining insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                    Not applicable.

ITEM 8.  EXHIBITS.

                    The following is a list of exhibits filed as part of this Registration Statement.

Exhibit                                                                                                             Location or
Number                                        Exhibit                                                               Page Number
- ------                                        -------                                                               -----------
  5.1               -        Opinion of Morgan, Lewis & Bockius LLP                                                         E-1

 23.1               -        Consent of Ernst & Young LLP                                                                   E-3

 23.2               -        Consent of Deloitte & Touche LLP                                                               E-4

 23.3               -        Consent of Ahearn, Jasco + Company, P.A.                                                       E-5

 23.4               -        Consent of Morgan, Lewis & Bockius LLP                                                         E-1
                             (included as part of Exhibit 5.1)

 99.1               -        Patlex Corporation Amended and Restated Stock Option Plan                                      E-7

ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                             (iii)  To include any additional or changed
            material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Cruces, New Mexico, on the 26th day of August, 1996.



                                       DBT ONLINE, INC.


                                       By:  /s/ Frank Borman
                                          --------------------------------
                                            FRANK BORMAN
                                            Chairman of the Board of Directors



            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hank E. Asher and Frank Borman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signatures                                Title                                  Date
          ----------                                -----                                  ----
/s/ Frank Borman                             Chairman of the Board of                       August 26, 1996
- -------------------------------              Directors (principal
Frank Borman                                 executive officer)




/s/ Richard Laitinen                         Chief Financial Officer and                    August 26 , 1996
- -------------------------------              Treasurer (principal
Richard Laitinen                             financial officer and
                                             principal accounting officer)


/s/ Hank E. Asher                            Director                                       August 26, 1996
- -------------------------------
Hank E. Asher


                                             Director                                        August 26, 1996
- -------------------------------
Charles A. Asher



/s/ Gary E. Erlbaum                          Director                                        August 26, 1996
- -------------------------------
Gary E. Erlbaum

          Signatures                                Title                                  Date
          ----------                                -----                                  ----
                                             Director                                       August 26, 1996
- -------------------------------
Jack Hight



/s/ Kenneth G. Langone                       Director                                       August 26, 1996
- -------------------------------
Kenneth G. Langone


                                             Director                                       August 26, 1996
- -------------------------------
Sari Zalcberg

                               INDEX TO EXHIBITS


Exhibit                                                                                Sequentially
Number                                        Exhibit                                  Numbered Page
- ------                                        -------                                  -------------
  5.1               -        Opinion of Morgan, Lewis & Bockius LLP                      E-1

 23.1               -        Consent of Ernst & Young LLP                                E-3

 23.2               -        Consent of Deloitte & Touche LLP                            E-4

 23.3               -        Consent of Ahearn, Jasco + Company, P.A.                    E-5

 23.4               -        Consent of Morgan, Lewis & Bockius LLP                      E-1
                             (included as part of Exhibit 5.1)

 99.1               -        Patlex Corporation Amended and Restated Stock Option Plan   E-7